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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Midas, Inc.:


     We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated January 30, 1998, relating to the combined balance sheets of Midas as of December 1997 and 1996, and the related combined statements of operations and cash flows for each of the years in the three-year period ended December 1997, which report appears in the Midas, Inc. annual report on Form 10-K.



                                 KPMG PEAT MARWICK LLP



Chicago, Illinois
March 19, 1998